UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 30, 2007

Buckeye Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Five TEK Park	18031
9999 Hamilton Blvd.	(Zip Code)
Breinigsville, Pennsylvania
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective as of September 30, 2007, Edward F. Kosnik and Jonathan O’Herron resigned from the Board of Directors of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership”), and from the Board’s Audit Committee.  Mr. Kosnik has served as a director of the General Partner since its formation in December 1986, and Mr. O’Herron has served as a Director of the General Partner since 1997.  The respective resignations of Mr. Kosnik and Mr. O’Herron were not the result of any disagreement with the General Partner or the Partnership on any matter relating to either entity’s operations, policies or practices.

(d)           Effective on October 1, 2007, the General Partner appointed C. Scott Hobbs, Mark C. McKinley and Clark C. Smith to the Board of Directors of the General Partner.  Mr. Hobbs, Mr. McKinley and Mr. Smith were also appointed to the Audit Committee of the General Partner, of which Mr. Hobbs was appointed Chairman.  There is no arrangement or understanding between any of the new directors and any other persons pursuant to which these new directors were appointed.  There are no relationships between any of these new directors and the General Partner or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Hobbs, 53, is currently the owner and principal of Energy Capital Advisors, LLC, a consulting firm in the energy industry.  Mr. Hobbs was Executive Chairman of Optigas, Inc., a private mid-stream gas gathering and processing company, from January 2005 until March 2006 when Optigas was sold to a private equity firm.  Mr. Hobbs was President and Chief Operating Officer of KFx, Inc. (now Evergreen Energy, Inc.), a public company that provides clean coal technologies and environmental solutions for industrial and utility markets, from January 2004 until early 2005.  For almost 24 years, Mr. Hobbs, a certified public accountant, worked for Colorado Interstate Gas, the largest interstate gas transporter in the Rocky Mountain region and a subsidiary of Coastal Corporation, with his last position there being Chief Operating Officer.

Mr. McKinley, 51, has served as Managing Partner of MK Resources, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, since 2002.  Mr. McKinley was a founding shareholder and Director of International Wind Corporation, a renewable power generation company that developed wind energy projects, until International Wind merged with Zilkha Renewables in 2002.

Mr. Smith, 53, has served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to and to make equity investments in, energy related businesses, since June 2004.  Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a subsidiary of El Paso Corporation, from August 2000 until May 2003.

Item 9.01                 Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press release of Buckeye Partners, L.P. issued October 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President, Administration
and Legal Affairs

Dated: October 4, 2007

Exhibit Index

Exhibit
99.1	Press release of Buckeye Partners, L.P. issued October 3, 2007.